SECURITIES AND EXCHANGE COMMISSION
                        Washington, DC 20549
                  ________________________________

                              FORM S-8

                      REGISTRATION STATEMENT
                              Under
                   the Securities Act of 1933
               ________________________________

                    Viskase Companies, Inc.
    (Exact Name of Registrant as Specified in Its Charter)

          DELAWARE                           95-2677354
--------------------------------       ---------------------
(State or Other Jurisdiction             (I.R.S. Employer
of Incorporation or Organization)      Identification No.)

                         6855 W. 65th Street
                      Chicago, Illinois  60638
            ----------------------------------------
            (Address of Principal Executive Offices)

                       Viskase Companies, Inc.
             1999 Parallel Nonqualified Savings Plan
                       As Amended and Restated
             ---------------------------------------
                      (Full Title of the Plan)

     Kimberly K. Duttlinger                 Copies to:
   Associate General Counsel            J. Craig Walker
    Viskase Companies, Inc.           Bell, Boyd & Lloyd
    6855 W. 65th Street           Three First National Plaza
  Chicago, Illinois  60638         Chicago, Illinois 60602
       (708) 496-4200                   (312) 372-1121

   (Name, Address and Telephone Number of Agents for Service)
               ________________________________

               CALCULATION OF REGISTRATION FEE

                    CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------

                                                     Proposed             Proposed
   Title of Securities        Amount to be        maximum offering    maximum aggregate      Amount of
   to be  registered           registered (1)     price per share      offering price     registration fee
----------------------------  -----------------   -----------------   -----------------   ----------------
Common Stock,
 par value $.01 per share      1,000,000 shares       $ (1)              $ (1)                $420.75

Common Stock Purchase Rights   1,000,000              --(2)              --(2)                --(2)

===========================================================================================================


   (1) Estimated solely for the purpose of calculating the registration fee and, pursuant to Rules 457(h)(1) and 457(c) under the Securities Act of 1933, based upon the average of the bid and ask prices of the Common Stock of the Registrant on The OTC Bulletin Board on March 28, 2000.

   (2) Rights are initially carried and traded with the Common Stock of the Registrant. Value attributable to such rights, if any, is reflected in the market price of the Common Stock.

                               PART I

          INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

         Not required to be included herewith.

Item 2.  Registrant Information and Employee Plan Annual
         Information.

         Not required to be included herewith.

                              PART II

      INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     We, Viskase Companies, Inc. (the "Company"), are filing this
Registration Statement on Form S-8 with the Securities and Exchange Commission (the "Commission") to register shares of our common stock, par value $.01 per share.

     We incorporate by reference the following documents in this Registration Statement:

     (a) The Company's annual report on Form 10-K for the fiscal year ended December 31, 1998 (File No. 0-5485);

     (b) The Company's quarterly reports on Form 10-Q for the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999 (File No. 0-5485);

     (c) The Company's current reports on Form 8-K dated February 4, 1999, May 13, 1999, July 6, 1999, January 17, 2000 and
     February 23, 2000 (File No. 0-5485);

     (d) The description of the Company's common stock set forth under the caption "Description of Capital Stock -- Common Stock", which is contained in the Registration Statement on Form 8-A filed with the Commission on November 12, 1993 under the Exchange Act, including any subsequent amendment or any report filed for the purpose of updating such description (File No. 0-5485); and

     (e) The description of the Company's common stock purchase rights, which is contained in the Registration Statement filed with the Commission on June 26, 1996 under the Exchange Act, including any subsequent amendment or any report filed for the purpose of updating such description (File No. 0-5485).

     Incorporation by reference means that we are making the documents listed above a part of this Registration Statement by referring to them and declaring that you should consider them to be part of this Registration Statement as if they were fully copied in this Registration Statement. We also incorporate by reference all documents we subsequently file under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, before we file a post-effective amendment to indicate that all shares of common stock offered by this Registration Statement have been sold or to deregister all the shares then remaining unsold. For purposes of this Registration Statement, you should consider any statement contained in a document incorporated by reference in this Registration Statement to be modified or superseded to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is incorporated by reference in this Registration Statement modifies or replaces such statement. You should not consider any statement so modified or superseded, except as so modified or superseded, to be a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

              Not applicable.

Item 6.  Indemnification of Directors and Officers.

     The Company's Amended and Restated Certificate of Incorporation, as amended, provides that, in accordance with
Section 102(b)(7) of the General Corporation Law of the State of Delaware (the "DGCL"), a director of the Company will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payment of dividends under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. It further provides that if the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company will be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

     The Company's Amended and Restated Certificate of Incorporation, as amended, provides indemnification for directors or officers to the fullest extent permitted by the DGCL. The Company's By-laws permit the Company to insure its directors, officers, employees or agents against certain liabilities without regard to whether they may be indemnified under Delaware law.

     Reference is made to Section 145 of the DGCL which provides for indemnification of directors and officers in certain circumstances. Section 145 of the DGCL provides for indemnification by a Delaware corporation of its directors, officers, employees and other agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than derivative actions which are by or in the right of the corporation) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was illegal. A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorney's fees) incurred in connection with defense or settlement of such an action and court approval is required before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action referred to above or in defense of any claim, issue or matter therein, such representative shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred in connection therewith.

Item 7.  Exemption From Registration Claimed.

              Not applicable.

Item 8.  Exhibits.

         The Exhibits accompanying this Registration Statement are listed on the accompanying Exhibit Index.

Item 9.  Undertakings.

     (a)  The Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i)  To include any prospectus required by Section
              10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          provided, however, that paragraphs (a)(1)(i) and
          --------  -------
          (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering
                                            ---- ----
          thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering
                                            ---- ----
thereof.

     (c)-(g)  Not applicable.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     (i)-(j)  Not applicable.

                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on March 29, 2000.

                               VISKASE COMPANIES, INC.

                               By  /s/ F. Edward Gustafson
                                  --------------------------
                                     F. Edward Gustafson
                             President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby appoints Kimberly K. Duttlinger his or her true and lawful attorney-in-fact, with power to act with or without the other and with full power of substitution and resubstitution, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue thereof.


/s/ F. Edward Gustafson                         )
-----------------------                         )
F. Edward Gustafson   Chairman, Chief Executive )    March 29, 2000
                      Officer and President     )
                      (Principal Executive      )
                       Officer)                 )
                                                )
                                                )
/s/ Gordon S. Donovan                           )
-----------------------                         )
Gordon S. Donovan     Vice President, Chief     )    March 29, 2000
                      Financial Officer,        )
                      Treasurer and             )
                      Assistant Secretary       )
                      (Principal Financial and  )
                       Accounting Officer)      )
                                                )
                                                )
/s/ Robert N. Dangremond                        )
------------------------                        )
Robert N. Dangremond     Director               )    March 29, 2000
                                                )
                                                )
/s/ Avram A. Glazer                             )
-----------------------                         )
Avram A. Glazer          Director               )    March 29, 2000
                                                )
                                                )
/s/ Malcolm I. Glazer                           )
-----------------------                         )
Malcolm I. Glazer        Director               )    March 29, 2000
                                                )
                                                )
/s/ Gregory R. Page                             )
-----------------------
Gregory R. Page          Director               )    March 29, 2000
                                                )
                                                )

(Being the principal executive officer, the principal financial and accounting officer and a majority of the directors of Viskase
Companies, Inc.)


                         Exhibit Index

     The following are filed as part of this Registration
Statement.

 Exhibit Number     Description of Document
 --------------     -----------------------

     4.1            Amended and Restated Certificate of
                    Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to Form 8-K filed under the Exchange Act, File No. 0-5485).

     4.2            By-laws of the Company (incorporated by
                    reference to Exhibit 3.1 to Form 8-K filed under the Exchange Act, File No. 0-5485).

     4.3 Rights Agreement dated as of June 26, 1996 between the Company and Harris Trust and Savings Bank, as rights agent, together with the specimen certificate representing common stock purchase rights attached as Exhibit A thereto (incorporated herein by reference to Exhibit 1 of the Company's Registration Statement on Form 8-A filed under the Exchange Act, File No. 0-5485).

     4.4 Viskase Companies, Inc. 1999 Parallel Non-Qualified Savings Plan (incorporated herein by reference to Exhibit 10.35 to Form 10-Q for the fiscal quarter ended June 27, 1991 filed August 12, 1991).

     4.5 *          Amendment to Viskase Companies, Inc. 1999
                    Parallel Nonqualified Savings Plan.

     5   *          Opinion of Kimberly K. Duttlinger.

    23.1 *          Consent of PricewaterhouseCoopers LLP.

    23.2 *          Consent of Kimberly K. Duttlinger (included in
                    Exhibit 5).

    24   *          Powers of Attorney (reference is made to the
                    Signatures section of this Registration
                    Statement for the Power of Attorney contained therein).

------------------------------

*  Filed herewith.

